Exhibit 99.1

Morningstar 2013 Shareholders' Meeting

MORNINGSTAR®

Call to Order and Introductions

Business of Annual Meeting

Management Presentations

Break

Questions and Answers

Today's presentations contain forward-looking statements. All statements made that are not historical facts are subject to a number of risks and uncertainties, and actual results may differ materially. Please refer to our most recent earnings release and our most recent Form 10-Q or 10-K for more information on the factors that could cause actual results to differ.

Today's presentations also contain non-GAAP financial measures. Please refer to the slides at the end of the presentations for a reconciliation to the applicable GAAP measures.

Please carefully read the legal disclaimer above.

Please refer to the slides at the end of this presentation for reconciliations of non-GAAP financial measures to the applicable GAAP measures.

Morningstar Update

Joe Mansueto
Chairman and Chief Executive Officer

Company Overview

2012 Highlights

Industry Landscape

Growth Strategies

2013 Initiatives

My talk today will cover five major areas:

•                  Company overview

•                  2012 highlights

•                  Industry landscape

•                  Growth strategies

•                  Major initiatives for 2013

Our mission is to create great products that help investors reach their financial goals. We take this mission very seriously, and it informs everything we do as a company.

We think our focus on the investor is a key differentiator. For me, our mission is our true north. This is a mission that inspires and excites all of us. It separates us from our competitors and our industry. Our mission is about creating products that we’re proud of, software that we want to use, and investment products that we want to invest in.

Morningstar is a company with a global reach; we have operations in 27 countries around the world. We recently acquired the remaining 76% ownership stake in Morningstar Sweden AB, where we’ve had a joint venture since 1998.

Advisor | Asset Management | Retirement | Individual Investor

Core Client Segments

We want to leverage our strengths and focus on the customer segments where we can deliver the most value. Our core client segments are Advisor, Asset Management, Retirement, and Individual Investor. The Advisor client segment is where we have the most penetration.

Morningstar Data	Morningstar Advisor Workstation	Morningstar Direct	Investment Advisory Services	Morningstar.com
22.8%	12.8%	10.1%	10.0%	8.2%

Top Five Products 2012

% of Consolidated Revenue

This slide shows Morningstar’s five largest products in 2012: Morningstar Data, Morningstar Advisor Workstation, Morningstar Direct, Investment Advisory Services, and Morningstar.com.

Advice
Information
Portfolio Management
Custom Consulting
Model Portfolios
Select Lists
Analyst Access
Equity, Credit, and Fund Research
Investor Education
Software Tools
Data
Single Delivery (Next-Generation Software)

We’ve been putting more emphasis on collaboration. This chart is an integrated story of what we do here at Morningstar. At the very base of this pyramid is our data, the foundation of our business. Then we add value through our software tools, manipulating the data. We do investor education, and then we have our analysts, who interpret the data, the equity, credit, fund research analysts interpreting the data.

We also provide advice that builds on our research. We create select list for clients that they can use to whittle the universe of investments down to something manageable. We create model portfolios. We also provide custom consulting on up to portfolio management.

Made Progress on Next-Generation Software

My Stocks
Selected 3 / Total 35
Scene Name
Charts: Technical Chart
MMM / GOOG / IBM /
Price Mountain
5 Years Daily
Linear
Price
$767.50
758.65
455.17
218.56
$74.88
2009
2010
2011
2012
2013
Volume
71.7M
35.6
0.0M
News: All
MMM ★★★★
3M Co
Title
Date
3M Says Court Upholds Validity of Retroreflective Sheeting Patent
Dow Jones
03/29/13
3M and Avery Dennison Conclude Patent Infringement and Related Lawsuits
BusinessWeek Insider
03/28/13
3M CEO 2012 Compensation More Than Doubles
Dow Jones
03/27/13
3M Recalls 10,000 Air Purifiers on Fire Hazard
Dow Jones
03/26/13
3M Earns ENERGY STAR 'Sustained Excellence' Award For Record Ninth...
BusinessWeek Insider
03/26/13
3M Launches New Static-dissipative Cover Tape for Electronic Components ...
03/26/13
3M Says Court Upholds Validity of Retroreflective Sheeting Patent
Dow Jones 03/29/13
3M Co. (MMM) said a court upheld the validity and enforceability of its patents relating to retroreflective sheeting products and also dismissed Avery Dennison Corp.'s (AVY) claims of patent infringement and antitrust violations with prejudice.
Labels and tags maker Avery sued 3M in 2010, claiming 3M unlawfully monopolized markets for a type of sheeting that makes road signs more reflective at night, along with complaints of fraud and false advertising. The suit was a response to 3M's patent infringement suit against Avery Dennison.
Later that year, Avery said a U.S. judge rejected 3M's request to stop Avery from selling its OmniCube product, saying Avery had raised a substantial question of the 3M patent's validity.
The St. Paul, Minn., conglomerate 3M said late Thursday the consent judgment concludes

This screenshot shows a working version of our next-generation software, which is more intuitive and easy to use. We made good progress in 2012 toward our goal of transitioning our core research platforms for institutions and advisors to this new software. This will be a multi-year process, but much of the design work is complete, and we’ve begun development. We plan to roll out the first components of this software with Morningstar Direct.

Morningstar Direct Licenses: +21.0% in 2012

Morningstar Direct Licenses
601
775
985
1,348
2,229
2,961
3,524
4,773
6,144
7,435
03
04
05
06
07
08
09
10
11
12

Morningstar Direct, our institutional research platform, has been a key growth driver over the past 10 years.

Expanded Qualitative Research

Gold Silver Bronze

Neutral Negative

3,425 Funds

This was a key area of focus in 2012, and our global fund analysts produced qualitative ratings for 3,425 funds by the end of the year, an increase of more than 40% compared with 2011. We also launched Analyst Ratings and Global Fund Reports for alternative funds as well as analyst coverage of industry superannuation funds in Australia, ETFs in Hong Kong, and closed-end funds in the UK.

Expanded Qualitative Research

The Wall Street Journal

Morningstar Shines

The survey, now in its 21st year, identifies the top three analysts in each of 44 industries, based on stock-picking skill. The data were assembled by FactSet, a Norwalk, Conn., company that tracks analysts' recommendations and earnings estimates.

Best on the Street

2013 Analysts Survey: 13 mentions

We were gratified to see so many of our analysts listed on The Wall Street Journal’s Best on the Street 2013 Analysts’ Survey. Morningstar had the greatest number of ranked analysts overall out of 72 firms with winners. We had 12 analysts included on the list for 13 mentions, which is an impressive achievement. This is the third year in a row that our analysts have been named to this prestigious list.

We don’t have a separate slide for this, but I’d like to briefly mention our structured credit research and ratings business. We’ve had some good momentum here and have been engaged to provide ratings on 20 new-issue CMBS transactions so far in 2013.

Gained Traction with Equity and Market Data

Microsoft®

Windows® 8

In 2012, we also made progress expanding our fundamental equity and market data businesses. We now cover 32,500 global equities with comprehensive fundamental histories. We had a number of key client wins. Microsoft, for example, is using our fundamental equity and real-time pricing data in 35 markets for the Bing Finance app on Windows 8. A large online broker in Canada just signed on as well.

Introduced Ground-Breaking Research on Gamma

Gamma
Asset Location and Withdrawal Sourcing
Liability Relative Optimization
Dynamic Withdrawal Strategy
Annuity Allocation
Total Wealth Asset Allocation

On the research front, one of the most interesting papers we published last year was an effort to quantify the value of financial planning. We call this Gamma, the third letter of the Greek alphabet. Investors work hard on Alpha (finding the best managers) and Beta (asset allocation). We also believe that Gamma (financial planning) can produce significant benefits. Our work shows that good financial planning can be worth an additional 1.82% per year, or 28% more in annual retirement income. These gains are possible because of optimal asset allocation based on total wealth; dynamic withdrawal strategies; better product allocations; tax-efficient allocation and drawdown; and liability-driven investing.

We think this research will help financial advisors increase the benefits they provide to their clients. We’ve already incorporated this research into our Retirement Manager software, and we’re excited about incorporating it into other products at Morningstar.

Morningstar Managed Portfolios Assets: +51.6% in 2012

Assets ($bil)
$6.0
$5.0
$4.0
$3.0
$2.0
$1.0
$0.0
Strategist
TAMP
08
09
10
11
12
13

Morningstar Managed Portfolios, is a fee-based discretionary asset management service that includes a series of mutual fund, ETF, and stock portfolios tailored to meet specific investment time horizons and risk levels. It was a strong contributor to revenue growth and finished the year with $4.7 billion in assets. More than half of our portfolios exceeded their benchmarks, and we had strong inflows throughout the year. We have traditionally distributed Managed Portfolios through our own platform. In 2012, we unbundled the service and made it available via third parties. This opened up significant opportunities.

Managed Retirement Accounts Assets: +26.2% in 2012

Assets ($bil)
$11.1
$15.7
$19.6
$19.9
$25.1
08
09
10
11
12

The retirement business was also a bright spot. Our managed retirement account service grew 26% to $25.1 billion in assets, with more than 756,000 client accounts.

We recently introduced the next-generation version of Morningstar Retirement Manager, our advice and managed account platform for 401(k) plan participants.

Schwab Retirement Plan Services, which provides 401(k) services to approximately 1.6 million workers saving through company retirement plans, recently announced the addition of Morningstar Associates, LLC (Morningstar) as a managed account provider for Schwab Index Advantage, which is a 401(k) program that uses passively managed index funds and ETFs.

Morningstar will join GuidedChoice as a fully integrated provider of managed account services to workers saving for retirement through Schwab Index Advantage. Employers will be able to choose Morningstar’s managed account services once the integration with Schwab Index Advantage is completed, which is expected later this year.

Simplified & Streamlined to Focus on Core Offerings

footnoted*

IFA
ON THE
LOOKOUT
FOR STAFF
INVESTOR
Talent
seekers

HEMSCOTT IR

$6 million

During the year, we completed three small divestitures to sharpen our focus:

•                  We sold our Australian financial trade publications and events business to Sterling Publishing. These came with our Aspect Huntley acquisition, where the objective was to acquire an equity database for Australia and New Zealand.

•                  We sold Investor Relations Services (formerly Hemscott IR) to Investis. This business develops custom IR websites and came from our Hemscott acquisition. As with Aspect Huntley, our objective was to acquire an equity database.

•                  We transferred the Footnoted business back to its founder as part of our efforts to simplify and streamline our product offerings.

These businesses had about $6 million in combined revenue.

Assets Under Management/Advisement

Investment Advisory Services

–31.4%
11
12

($bil)	$137.5	$94.3

As we’ve previously disclosed, one of our large clients began managing several fund-of-funds portfolios in-house in April 2012, and another client changed the scope of services we provide. The first set of portfolios represented $12.9 billion of assets as of March 31, 2012. The second case — where we are still working with the client but no longer earning asset-based fees — lowered our assets by about $46.9 billion. As a result, our assets under advisement for Investment Advisory Services were down about 31% in 2012.

Assets Under Management/Advisement

Investment Advisory Services
Retirement Solutions
Morningstar Managed Portfolios
Ibbotson Australia
–31.4%
+26.2%
+51.6%
+13.8%
11
12
11
12
11
12
11
12
($bil)
$137.5
$94.3
$37.4
$47.2
$3.1
$4.7
$2.9
$3.3

On the positive side, though, other parts of the IM segment did well. Morningstar Managed Portfolios was a strong contributor to revenue growth and finished the year with $4.7 billion in assets.

The retirement business was also a bright spot. Total assets under management and advisement increased 26.2% to $47.2 billion.

Clients Remain Cautious on Spending

Video Reports
No Shortage of Investment Challenges Today
From high correlations to macroeconomic uncertainty to rock-bottom interest rates, investors face a large number of headwinds today, says Morningstar's Shannon Zimmerman.
Video Reports
The Changing Investing Landscape
Morningstar's Shannon Zimmerman discusses the rise of passive investing, changes in the fixed-income environment, the search for yield and the lasting impact of Jack Bogle's 2002 conference keynote.
Economy Serves Up More Warmed-Over Gruel
Although this week's data shattered the mirage of an impending economic boom, neither does it herald the start of a new economic slump--just more of the same slow growth.

As I mentioned earlier, the investment industry continues to face challenges as assets flow to passive and fixed-income products. Low interest rates and investor uncertainty also continue to put pressure on margins, and our clients remain cautious about spending. For us, this means longer sales cycles and smaller price increases. It’s also tough to get clients to try new providers.

Clients Remain Cautious on Spending

Wickware Communications Survey of 68 firms

Projected Marketing Budget
7%
Expected AUM Growth
14%

Source: Ignites.com

Here’s another example that illustrates the uncertain business environment. Wickware Communications recently surveyed 68 financial firms and found that while most of them expect healthy asset growth in 2013, they’re planning to increase their marketing budgets at a much lower rate.

Individual Investors Remain Disengaged

Google Investing Index
2.0
1.5
1.0
0.5
0
–15% in 2012
08
09
10
11
12
13

Source: Google Finance

Traffic declined across most of the major financial websites last year. The Google Investing Index (which measures web searches on investing terms) was down about 15% on average. Volatile returns and uncertainty about the economy and the election kept investors on the sidelines. Meanwhile, the popularity of passive and fixed-income investments means less interest in research on stocks and actively managed funds.

Individual Investors Remain Disengaged

Morningstar.com Premium Memberships (U.S.)
177,518
150,473
138,149
130,354
123,899
124,138
08
09
10
11
12
Q1 /13

We saw another small decline in the number of Morningstar.com Premium Memberships in 2012. The total was down about 5% year over year because of fewer unique users and trial subscriptions.

Investment Information: Global Market Spend

$25.5 bil

+2.3%

Sources: Burton-Taylor International Consulting LLC Financial Market Data/Analysis 2013 (2012 data)

The Financial data and analysis market is sizeable. Burton-Taylor International Consulting estimates that spending totaled $25.5 billion in 2012—a slight increase from 2011.

Investment Information: Global Market Spend

$11.39 billion
$9.84 billion
$4.29 billion
100%
80%
60%
40%
20%
0%
Other
Investment Banking
Corporate
Commodities & Energy
FX/Treasury
Advisor
Fixed Income
Equity Sales & Trading
Asset Management
Other
Investment Banking
Corporate
Commodities & Energy
Advisor
FX/Treasury
Fixed Income
Equity Sales & Trading
Asset Management
Other
Investment Banking
Commodities & Energy
Corporate
FX/Treasury
Advisor
Asset Management
Fixed Income
Equity Sales & Trading
Americas
EMEA
Asia

Sources: Burton-Taylor International Consulting LLC Financial Market Data/Analysis 2013 (2012 data)

The largest segments within this market are Asset Management, Equity Sales and Trading, Fixed Income, and Advisor.

Asset Management: Global Market Spend

Some Key Participants:	$5.6 bil Estimated Market Size / Share
Bloomberg	$1.6 bil
Thomson Reuters	$1.1 bil
FactSet Research Systems	$626.5 mil
Interactive Data Corporation	$571.3 mil
MSCI/Barra	$376.1 mil
Moody's Analytics	$325.2 mil
Morningstar	$190.2 mil

Sources: Burton-Taylor International Consulting LLC Financial Market Data/Analysis 2013 (2012 data)

Let’s take a closer look at some Burton-Taylor numbers on the Asset Management side. Burton-Taylor estimates global spending of $5.6 billion, and here are some of the major players.

Advisor: Global Market Spend

$1.9 bil

Some Key Participants:	Estimated Market Size / Share
Bloomberg	$550.7 mil
Thomson Reuters	$483.9 mil
Morningstar	$196.9 mil
Quick	$87.4 mil
Dow Jones	$71.6 mil
SIX Financial Information	$71.4 mil
Interactive Data Corporation	$50.5 mil

Sources: Burton-Taylor International Consulting LLC Financial Market Data/Analysis 2013 (2012 data)

Burton-Taylor estimates a total market size of $1.9 billion for the Advisor Market segment. There are a number of major players here including Morningstar.

I’d like to point out that while there are some much larger players within our industry, our strategy is not to go head-to-head with these large players. Instead, we want to play to our unique strengths, such as data visualization, independent analyst research, and developing proprietary frameworks to help investors make better decisions.

Next I’ll turn to our key growth strategies, which we refined during 2012.

Five Growth Strategies (Former)

- Focus on three platforms
- Create premier global database
- Continue building thought leadership
- Become a global leader in funds of funds
- Expand internationally

For several years, we’ve talked about five strategic objectives: improving our three platforms (Direct, Morningstar Advisor Workstation, and Morningstar.com); creating a premier global database; building thought leadership; becoming a global leader in funds of funds; and expanding internationally.

Now, we’ve simplified our goals. Creating a global database and expanding internationally underpin everything we do. So we’ve streamlined the list to three.

Five Growth Strategies (Former)

- Focus on three platforms
- Create premier global database
- Continue building thought leadership
- Become a global leader in funds of funds
- Expand internationally

For several years, we’ve talked about five strategic objectives: improving our three platforms (Direct, Morningstar Advisor Workstation, and Morningstar.com); creating a premier global database; building thought leadership; becoming a global leader in funds of funds; and expanding internationally.

Now, we’ve simplified our goals. Creating a global database and expanding internationally underpin everything we do. So we’ve streamlined the list to three.

We also refined the wording a bit and are focusing on these three objectives:

•                  Develop the next-generation software for our investment research platforms, with an elegant and intuitive user experience for our customers;

•                  Deliver the most effective investment data, research, and ratings to help investors reach their financial goals; and

•                  Be a world-class investment management organization based on our proprietary research.

Our Strategy

Key Objectives

Core Client Segments

Value
Advisor
Asset Management
Retirement
Individual Investor

This slide is a summary of our strategy in a nutshell. Our strategy is to take the core capabilities and objectives and apply them to four primary client segments:

•                  Advisor (including independent financial advisors as well as those affiliated with broker-dealers, other intermediaries, and wealth managers);

•                  Asset management (including fund companies, insurance companies, and other companies that build and manage portfolios of securities for their clients);

•                  Retirement (including retirement plan providers and plan sponsors); and

•                  Individual investor.

Now let me turn to a few of our key initiatives for 2013.

Key Themes

Growth through Focus
Build for Scale
Customer-Centric Approach

We’ve grouped our 2013 initiatives into three key themes:

•                  Growth Through Focus

•                  Build for Scale / Invest in the Future

•                  Customer-Centric Approach

Growth Through Focus

Return Sheet
Correlation Matrix
Line Chart
Offshore (102.63)
120.00
110.00
100.00
90.00
80.00

Institutional Workstation

FundData Correlation Report
Beta Values
Monthly
Based on
NAV / GBP
Start Date
1-Sep-08
End Date
1-Sep-11
Ticker
FOFI
BTO
DHFT
SPE
IYF
IYG
PFI
FXO
FGB

Traded Funds Center

Large Cap Value

EnCorr

Morningstar Principia
Closed-End Funds
CE

Principia

Now I’ll cover each of the three themes in a bit more detail. First, we plan to continue streamlining and rationalizing, which makes it easier for clients to understand our offerings and lowers our costs for production and client support. Our goal is to have fewer, better products. As I mentioned, we also plan to migrate our core research products to our next-generation software architecture, beginning with new modules for Morningstar Direct.

Growth Through Focus

Morningstar Direct
Style Chart
Action
Create PDF
Holdings-Based Style Analysis
Deep-Val
Core-Val
Blend
Core-Grth
High-Grth
Giant
Large
Mid
Small
Micro
Merrill Lynch & Company
Agilent Technologies
Fidelity Low-Priced Stock
Investment Name
Date
Harbor Capital Appreciation Instl 2004-06-30
Fidelity Low-Priced Stock 2004-04-30
T. Rowe Price Small-Cap Stock 2004-03-31
Dodge & Cox Balanced 2004-06-30
% Net Assets
3.00 and up
1.00 - 2.99
up to 0.99
Centroid
CE

Morningstar Direct

Now I’ll cover each of the three themes in a bit more detail. First, we plan to continue streamlining and rationalizing, which makes it easier for clients to understand our offerings and lowers our costs for production and client support. Our goal is to have fewer, better products. As I mentioned, we also plan to migrate our core research products to our next-generation software architecture, beginning with new modules for Morningstar Direct.

Growth Through Focus

Manager Research | Equity Research | Markets | Next App | Next App

Next-Generation Software

The first three modules we plan to introduce with our next-generation software are manager research, equities, and real-time market data.

Build for Scale/Invest in the Future

Consolidating products & platforms

Improving resilience

Improving user experience

Security, privacy, & reliability

Infrastructure Improvements

We’ve been doing a lot of work to simplify and strengthen our technology infrastructure. None of this is glamorous work, but it’s critical to scaling our business. Some key areas of focus are:

•                  Consolidating products and technology platforms

•                  Improving resilience

•                  Improving user experience

•                  Working on security, reliability, and privacy

Build for Scale/Invest in the Future

GREAT PLACE TO WORK®

TOP 100 WORKPLACES 2012

Chicago Tribune

We’re continuing our efforts to make Morningstar a great employer. We’re proud to have been named to several “best places to work” lists. We continually evaluate our work environment—pay, training, orientation, reward systems, and much more. We also survey employees regularly and measure ourselves against the leaders in all industries.

Product-Based Sales Organization

Sales
Sales
Sales
Client
Sales
Sales

As part of our efforts to become more client-focused, we spent time last year reviewing our organizational structure. In the past, we’ve had a very product-based sales organization. We had about 25 sales teams at Morningstar and they were all calling on clients. It wasn’t always the best experience for our clients to have different sales contacts for every product or service.

Client-Based Sales Organization

Capabilities
Morningstar
Client

As a result, we decided to move from product-focused sales teams to a more global sales structure based on customer segments. We think this will help us bring more relevant solutions to our clients and understand their businesses better.

One Morningstar

Sales	Solutions	Products & Services		Research
Jim Tanner Business Dev. & Sales	**Kunal Kapoor** Client Solutions	**Chris Boruff** Products	**Tom Idzorek** Investment Management	**Don Phillips** Research

We’re making some other organizational changes to support our client-centric sales structure.

We’ve created a new area called Client Solutions, led by Kunal Kapoor (who formerly ran our Data division). This group combines responsibilities that were previously located elsewhere. The goal is to build deep client segment expertise and lead our efforts to bundle individual products into solutions for investors and clients all over the world.

We unified most of our product teams into a Products group, the new home of manufacturing and software innovation at Morningstar. Chris Boruff (who formerly led our Software division) heads this group, which includes our global product management, product development, and service teams. Pulling these resources together will help us rationalize and focus our efforts—leading to better products for our clients.

Tom Idzorek, who took over as head of our Investment Management division in May 2012, remains head of this area under our new structure. Tom was formerly our global Chief Investment Officer. He has a keen intellect and deep understanding of investment research.

Finally, we united our data operations and research groups into one group. This change combines our qualitative and quantitative teams, and we think everyone wins. Our data experts can better inform our analysts, and analysts can use their industry knowledge to develop better data points. Don Phillips heads the combined Research group.

Widening the Moat

Brand & Reputation	Unique Interfaces & Proprietary Data Sets	Reach with Individuals, Advisors, & Institutions
Intangible Assets	Switching Costs	Network Effect

Our stock analysts evaluate each company’s economic “moat”—another term for sustainable competitive advantage. Just as we favor companies with wide moats, we try to build Morningstar’s moat. We invest to strengthen the three sources of our moat:

•                  Our brand is our largest asset and is based on a reputation for trustworthy and reliable independent investment research built over 29 years. Although it’s an intangible asset, it’s a very valuable one.

•                  Our software, data, and design are popular with clients who come to depend on our unique interfaces and proprietary data sets. There are switching costs to remove our solutions once they’re embedded across an enterprise.

•                  Our products for individuals, advisors, and institutions have network effects that tie all customers together and create more value. For example, because our research and ratings are popular with individuals, institutions gain more value from our tools. With all three audiences embracing our work, we can leverage our research investment and deliver higher-quality solutions for everyone.

So that's just a quick high-level look at some of our major initiatives for 2013. We’re excited about the opportunities we see to expand our business and continue our mission of helping investors in the years ahead. We see many opportunities ahead and feel good about our capabilities.

Now, let me turn things over to Scott Cooley, our Chief Financial Officer. As you’ve probably aware, Scott plans to step down as CFO later this year to pursue a graduate degree program. We are recruiting for Scott’s replacement, and Scott will stay on to ensure a smooth transition. I’d like to personally thank Scott for all the great work he’s done.

Financial Highlights

Scott Cooley
Chief Financial Officer

2012 Highlights

First-Quarter 2013

Capital Allocation

My talk today will cover three main areas:

•              2012 Highlights

•              First-Quarter 2013

•              Capital Allocation

2012 Key Metrics

Revenue
($mil)
+4.3%
11
12
$631.4
$658.3
Operating Income
($mil)
+8.9%
11
12
$138.4
$150.7
Free Cash Flow*
($mil)
–18.1%
11
12
$141.7
$116.0

*Free Cash Flow is considered a non-GAAP financial measure under SEC regulations.

We have three key metrics that we use to measure our results, and two of the three improved in 2012.

Revenue was up about 4% to $658 million and operating income was up 9% to $138 million. Free cash flow was down 18% to $116 million, reflecting lower cash provided by operating activities and higher capital expenditures.

Morningstar Revenue

5-YR Compound Annual Growth Rate

8.6%

85
90
95
00
05
10

Taking a longer-term view of revenue over our 29-year history, we’ve had a consistent history of solid revenue growth, except for small dips in 2009 and 1995.

Over the past five years, we’ve compounded revenue at about 9% per year, on average.

Morningstar Revenue

10-YR Compound Annual Growth Rate

19.6%

85
90
95
00
05
10

Over the past 10 years, our compound annual revenue growth rate is about 20%.

Top Five Products

	2012 Revenue ($000)	% Change
Morningstar Data	$ 150,352	6.9%
Morningstar Advisor Workstation	$ 84,264	8.2%
Morningstar Direct	$ 66,236	26.2%
Investment Advisory Services	$ 66,126	(7.2%)
Morningstar.com	$ 53,671	(4.8%)

Our five largest products based on revenue—Morningstar Data, Morningstar Advisor Workstation, Morningstar Direct, Investment Advisory Services (previously Investment Consulting), and Morningstar.com—made up 63.9% of consolidated revenue in 2012. Morningstar Direct was again the strongest growth driver, and Morningstar Data and Advisor Workstation had single-digit revenue growth. Investment Advisory revenue was down 7.2%, and Morningstar.com declined 4.8%.

Investment Information Segment

Share of Consolidated Revenue

80.5%

Revenue ($mil)

+5.8%
11
12
$500.9
$530.0

Operating Income ($mil)

+14.6%
11
12
$131.5
$150.7

Revenue for our Investment Information segment, which accounts for about 80% of consolidated revenue, increased by 5.8% in 2012. Morningstar Direct, Morningstar Data, and Morningstar Advisor Workstation were the main contributors to revenue growth in 2012, partially offset by lower revenue for Morningstar.com. In addition, our 2011 results included revenue of about $1.1 million from businesses that we sold in 2012 that did not recur in 2012.

In 2012, operating income for the Investment Information segment was $150.7 million, up about 14.6% from 2011.

Investment Management Segment

Share of Consolidated Revenue

19.5%

Revenue ($mil)

–1.7%
11
12
$130.5
$128.3

Operating Income ($mil)

–12.2%
11
12
$69.6
$61.1

Investment Management segment revenue was down 1.7% in 2012, mainly because of lower revenue for Investment Advisor Services. Operating income decreased by a larger percentage, reflecting the high-margin nature of the lost business that affected this segment.

Revenue by Region (% of Total)

24.2%
27.0%
28.3%
29.3%
29.1%
Asia (ex. Japan)
Australia
Canada
Europe (ex. UK)
UK
Other
08
09
10
11
12

Revenue from international operations has been fairly consistent over the past few years as a percentage of total revenue. More than half of our international revenue came from Europe, with most of the remainder from Australia and Canada. Divested businesses contributed $1.0 million to 2011 revenue that did not recur in 2012.

Foreign currency translations decreased revenue by $4.6 million in 2012. If you exclude divestitures and the effect of foreign currency translations, non-U.S. revenue rose 6.5% in 2012, primarily reflecting stronger product sales in Europe and Canada, partially offset by lower revenue in Australia.

Quarterly Organic Revenue Growth %

2.7
6.6
12.2
10.0
11.2
11.2
4.6
6.1
4.7
1.9
8.1
6.1
10
11
12
Q113

Organic Revenue is considered a non-GAAP financial measure under SEC regulations.

We’ve had organic growth rates in the single-digit range for the past six quarters. Organic growth rose to 8.1% in the fourth quarter of 2012 and dropped slightly to 6.1% in the first quarter of 2013. We had some ongoing challenges in our Investment Advisory business, but that was offset by strong growth in Morningstar Direct, Morningstar Data, and our Structured Credit Ratings and Research business. In addition, our Retirement Solutions and Managed Portfolios businesses had strong sales and benefited from market performance.

Renewal Rates

90–95%
80–85%
90–95%
90–95%
90–95%
08
09
10
11
12

We didn’t see a significant change in renewal or retention rates in 2012; both of them were within the same range as 2011 levels.

For contract-based products and services (such as Morningstar Data, Investment Advisory Services, Morningstar Direct, and Morningstar Advisor Workstation), we estimate that our weighted average renewal rate was between 90% and 95%. While the loss of business from our largest client had a negative effect on the renewal rate for Investment Advisory Services, renewals for other major products were slightly higher, on average, than in 2011.

Retention Rates

60–65%
55–60%
65–70%
65–70%
65–70%
08
09
10
11
12

In 2012, we estimate that our retention rate for subscription-based products, such as Principia, Morningstar.com’s Premium Membership service, and print and online newsletters, was between 65% and 70%, within the same range as 2011.

Operating Margin

Operating margin %
27.6%
26.0%
21.8%
21.9%
22.9%
08
09
10
11
12

Our operating margin increased by one percentage point in 2012. Lower bonus expense as a percentage of revenue had a favorable effect on margins of 1.3 percentage points for the year.

Key Operating Expense Categories

($000)	2012	2011	% Change
Cost of goods sold	$ 195, 347	$ 182,132	7.3%
Development	$ 51,436	$ 53,157	(3.2%)
Sales and marketing	$ 108,884	$ 106,699	2.0%
General and administrative	$ 108,857	$ 108,084	0.7%
Depreciation and amortization	$ 43,096	$ 42,913	0.4%
Total operating expense	$ 507,620	$ 492,985	3.0%

Most of our operating expense categories had minimal increases in 2012. Cost of goods sold was up 7.3%, mainly reflecting the effect of additional headcount and higher production expense (mainly from data purchases).

Free Cash Flow*

Cash provided by operating activities
Capital expenditures
($000)

$100,820
$88,884
$108,645
$141,654
$115,957
08
09
10
11
12

$149,339	$101,256	$123,416	$164,976	$145,996
($48,519)	($12,372)	($14,771)	($23,322)	($30,039)

*Free Cash Flow is considered a non-GAAP financial measure under SEC regulations.

Free cash flow decreased $25.7 million in 2012. Cash provided by operating activities was down $19.0 million in 2012, reflecting the negative cash flow effect of changes in operating assets and liabilities, a $9.3 million increase in cash paid for taxes, and a $5.3 million increase in bonuses paid in the first quarter of 2012, partially offset by higher net income (adjusted for non-cash items). Capital expenditures increased about $7 million versus 2011, primarily for computer hardware and software, internally developed capitalized software, and spending for an expansion of office space in Chicago.

Solid Balance Sheet

Consolidated balance sheet data ($000)	as of Dec. 31, 2012
Cash, cash equivalents, and investments	$ 321,418
Total assets	$ 1,041,952
Deferred revenue	$ 146,015
Long-term liabilities	$ 57,692

We had about $321.4 million in cash, cash equivalents, and investments as of December 31, 2012 and no bank debt.

First-Quarter 2013 Key Metrics

Revenue
($mil)
+5.0%
12
13
$160.8
$168.9
Operating Income
($mil)
+33.4%
12
13
$30.4
$40.6
Free Cash Flow*
($mil)
NMF
12
13
($3.4)
$17.6

*Free Cash Flow is considered a non-GAAP financial measure under SEC regulations.

Here’s a snapshot of our key metrics in the first quarter of 2013. Revenue increased about 5%, operating income was up 33.4%, and free increased to $17.6 million. Normally we wouldn’t see such a strong increase in operating income on single-digit revenue growth. However, last year’s first quarter included one-time expense of about $1.6 million related to an impairment charge for one of Morningstar’s smaller products and a litigation settlement. These expenses did not recur in the first quarter of 2013.

Key Operating Expense Categories

($000)	Q1 2013	Q1 2012	% Change
Cost of goods sold	$ 48,010	$ 50,316	(4.6%)
Development	$ 13,640	$ 13,365	2.1%
Sales and marketing	$ 27,980	$ 28,326	(1.2%)
General and administrative	$ 27,327	$ 28,178	(3.0%)
Depreciation and amortization	$ 11,339	$ 10,175	11.4%
Total operating expense	$ 128,296	$ 130,360	(1.6%)

We maintained strong expense controls in the first quarter of 2013, and most of our key operating expenses declined year over year. However, development expense rose slightly, and depreciation and amortization rose 11% primarily related to amortization of software development costs and increased capital expenditures for computer software and hardware for our operations in the United States.

First-Quarter 2013 Balance Sheet

Consolidated balance sheet data ($000)	as of March 31, 2013
Cash, cash equivalents, and investments	$ 328,328
Total assets	$ 1,045,549
Deferred revenue	$ 162,074
Long-term liabilities	$ 63,195

Our cash balance increased slightly during the first quarter; we had cash, cash equivalents, and investments of $328.3 million as of March 31, 2013.

Deferred revenue rose about 11% during the first quarter.

Free Cash Flow and Acquisitions

Acquisition Spending as a % of FCF ($mil)

104.6%
83.5%
94.2%
NMF
NMF
08
09
10
11
12

	08	09	10	11	12
FCF	$100.8	$88.9	$108.6	$141.7	$116.0
Acq.	$105.4	$74.2	$102.3	$—	$—

*Free Cash Flow is considered a non-GAAP financial measure under SEC regulations.

This graph shows our free cash flow and acquisition spending over the past five years. We used a significant portion of our free cash flow to make acquisitions over the previous several years, but did not make any acquisitions in 2011 or 2012.

Potential Uses of Cash

Balance sheet strength

+

acquisitions

organic expansion

dividend

stock buyback

We try to use our cash balance in ways that will maximize returns over the long term. In addition to maintaining a strong balance sheet, there are several other potential areas we could deploy cash. We like to live within our means and use our cash flow to enhance the company’s value by making acquisitions or for organic expansion. As you know we’re currently paying a quarterly dividend of 12.5 cents per share and have a share repurchase program in place.

Dividends and Stock Repurchases

Cash Returned to Shareholders ($mil)

$277.3
$251.8 stock repurchases
$50.7
$40.7
$10.0
$25.5 dividends paid
11
12

We returned a total of $277.3 million to shareholders in 2012, reflecting $251.8 million in stock repurchases and $25.5 in dividends paid.

Share Repurchases

Period	Total amount purchased	Average price per share
Through Dec. 31, 2012	$ 300.9 mil	$ 59.49
Year to date through April 30, 2013	$ 11.3 mil	$ 63.98

We completed $300.9 million of share repurchases through December 2012. In the first four months of 2013, we repurchased $11.2 million of shares.

Shares Outstanding

As of December 31 (unless noted)	Number of shares	% change
2008	47,282,958	5.4%
2009	48,768,541	3.1%
2010	49,874,392	2.3%
2011	50,083,940	0.4%
2012	46,541,571	(7.1%)
March 31, 2013	46,487,512	(0.1%)*

*Percent change versus December 31, 2012

Because of our repurchase activity in 2012, shares outstanding declined about 7%. So each share of Morningstar now has a proportionately greater interest in the company than it did at the beginning of the 2012.

Dividends Paid

	Number of dividends paid	Quarterly dividend per share	Total amount paid ($mil)
2011	4	$ 0.05	$ 10.0
2012	5	$ 0.10 (first four) $ 0.125 (fifth dividend*)	$ 25.5
2013 (through 4/30)	1	$ 0.125	$ 5.8

*Paid in December 2012 instead of January 2013

We paid five dividends in 2012, as we advanced our January payment to December given the pending rise in tax rates.

As I mentioned a few minutes ago, we increased our quarterly dividend to 12.5 cents per share for our fifth dividend in 2012, and we’ve paid out about $5.8 million in dividends so far this year.

Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue):

	2010	2011				2012		
($000)	Q4	Q1	Q2	Q3	Q4	Q1	Q2	Q3
Consolidated revenue	$151,153	$151,767	$161,011	$160,051	$158,571	$160,759	$165,968	$160,952
Less: acquisitions/divestitures	(13,464)	(9,015)	(5,097)	(908)	(306)	—	—	—
(Favorable)/unfavorable impact of foreign currency translations	(143)	(1,680)	(4,573)	(3,683)	(180)	263	2,564	2,085
Revenue excluding acquisitions, divestitures, and foreign currency translations	$137,546	$141,072	$151,341	$155,460	$158,085	$161,022	$168,532	$163,037
Revenue growth excluding acquisitions, divestitures, and foreign currency translations	12.2%	10.0%	11.2%	11.2%	4.6%	6.1%	4.7%	1.9%

These slides reconciles the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue. We also provide a reconciliation of cash provided by operating activities to free cash flow.

Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure

Reconciliation from consolidated revenue to revenue excluding acquisitions, divestitures, and foreign currency translations (organic revenue):

	2011				2012	2013
($000)	Q4	Q1	Q2	Q3	Q4	Q1
Consolidated revenue	$158,571	$160,759	$165,968	$160,952	$170,609	$168,856
Less: acquisitions/divestitures	(1,057)	(1,163)	—	—	—	—
(Favorable)/unfavorable impact of foreign currency translations			2,564	2,085	(292)	440
Revenue excluding acquisitions, divestitures, and foreign currency translations	$157,514	$159,596	$168,532	$163,037	$170,317	$169,296
Revenue growth excluding acquisitions, divestitures, and foreign currency translations					8.1%	6.1%

These slides reconciles the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue. We also provide a reconciliation of cash provided by operating activities to free cash flow.

Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure

Free Cash Flow (illustrated in a previous slide) is considered a non-GAAP measure. The tables below reconcile cash provided by operating activities with free cash flow:

Year ended December 31 ($000)	2012	2011
Cash provided by operating activities	$ 145,996	$ 164,976
Less: Capital expenditures	(30,039)	(23,322)
Free cash flow	$ 115,957	$ 141,654

These slides reconciles the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue. We also provide a reconciliation of cash provided by operating activities to free cash flow.

Reconciliation of Non-GAAP Measure with the Nearest Comparable GAAP Measure

Free Cash Flow (illustrated in a previous slide) is considered a non-GAAP measure. The tables below reconcile cash provided by operating activities with free cash flow:

Three months ended March 31 ($000)	2013
Cash provided by operating activities	$ 26,673
Less: Capital expenditures	(9,118)
Free cash flow	$ 17,555

Three months ended March 31 ($000)	2012
Cash provided by operating activities	$ 5,624
Less: Capital expenditures	(8,994)
Free cash flow	($ 3,370)

These slides reconciles the organic growth rates shown earlier (a non-GAAP measure) to consolidated revenue. We also provide a reconciliation of cash provided by operating activities to free cash flow.